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                                                                   EXHIBIT 10.25


                 SEPARATION AGREEMENT AND MUTUAL GENERAL RELEASE

      This Separation Agreement and Mutual General Release ("Agreement") is entered into by and between Drew Q. Miller ("Miller") and Assisted Living Concepts, Inc. ("ALC"), (collectively the "Parties").

      WHEREAS Miller is employed by ALC as its Chief Financial Officer;

      WHEREAS the Parties wish to terminate the Parties' respective rights, obligations, and liabilities to each other including but not limited to those arising under the Amended and Restated Employment Agreement signed by Miller on December 6, 2001 ("Employment Agreement");

      WHEREAS the Parties have agreed to settle and compromise all claims and disputes between them, whether known or unknown, on the terms set forth below.

      NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

      1. The Parties agree that Miller shall submit his resignation and that his employment with ALC shall terminate effective May 9, 2002 (the "Separation Date"). Miller's resignation shall include resignation from any other positions he might hold with ALC including, but not limited to, director, officer, trustee, and committee member.

      2. At the request of the Chief Executive Officer of ALC ("CEO"), Miller promptly shall deliver his resignation prior to the Separation Date. Such earlier resignation shall not, however, affect Miller's right to receive his base salary and employee benefits through the Separation Date. Commencing on April 25, 2002, Miller may also discontinue active service to ALC on a full-time basis without any loss of his base salary or benefits through the Separation Date provided that, through the Separation Date, Miller shall be available to participate in meetings and phone calls if and as requested by the CEO.

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      3. Miller shall be entitled to continue to receive the equivalent of his base salary (less applicable taxes) until November 9, 2002. These Separation Payments shall be made in equal installments at the time and in accordance with ALC's normal payroll process, starting with the first pay period following the eighth (8th) day after the execution of this Agreement by both Parties.

      4. ALC will continue to provide health insurance to Miller on the same terms he had as an employee of ALC until November 9, 2002. After November 9, 2002, Miller may exercise any rights he may have to continue health insurance under COBRA and/or its State counterpart.

      5. Miller shall also be entitled to receive a lump sum payment of twenty-five thousand dollars ($25,000.00) as relocation expenses. This relocation payment shall be made on November 16, 2002. Miller shall be responsible for any taxes associated with the relocation payment and will indemnify and hold ALC harmless against any such tax claim.

      6. Miller shall not accrue or be entitled to any other wages, salary, benefits, commissions, bonuses, fees, options, or any other form of compensation or remuneration of any kind from ALC and/or the Released Parties, other then his accrued PTO.

      7. Except as otherwise required by law, the Parties agree that the Employment Agreement and all other agreements and understandings, express or implied, verbal or written, between the Parties are hereby terminated, null, and void, provided, however, that Miller will continue to be bound by the Confidential Information, Property of the Company, and Rights and Remedies Upon Breach provisions of section 17(a)(1) and (2) and section 17(b) of the Employment Agreement, according to the terms thereof, and that only those provisions will survive the termination of the Employment Agreement.


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      8. Miller agrees that he may not and will not file any future claims against ALC and/or the Released Parties, except any claim for arbitration to enforce this Agreement.

      9. Other than with respect to the obligations assumed in this Agreement, and in consideration of the mutual releases and covenants contained herein, Miller hereby releases and discharges ALC, its officers, directors, agents, shareholders, employees, attorneys, affiliates, subsidiaries, related or parent entities, successors, heirs and assigns ("Released Parties"), from any and all liability, claims, counterclaims, demands, debts, charges, liens, and causes of action of every kind and character, known or unknown, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, whether arising out of contract, tort, or otherwise, in law or in equity, arising, accruing, or based on any conduct occurring at any time prior to the date of this Agreement, including but not limited to all claims, counterclaims, and causes of action that relate in any way to Miller's employment at ALC, the Employment Agreement, or any other actual or alleged agreements or understandings between the Parties. Without limiting the general nature of this release, Miller understands that he waives all rights and releases the Released Parties from all claims of discrimination under the Age Discrimination in Employment Act, Americans with Disabilities Act, Title VII of the Civil Rights Act of 1964, as amended, the federal Family Medical Leave Act, the Employee Retirement Income Security Act, and/or any other federal, state, or local statute, ordinance, rule, regulation, or executive order relating to employment, termination from employment, or discrimination in employment. This release also applies to any other claim for wrongful discharge, intentional infliction of emotional distress, libel or slander, breach of express or implied contract or under any other theory of recovery whether based upon statute, tort or otherwise. Nothing in this Agreement shall relieve the


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Company from any obligation it may have to defend and indemnify Miller against any claims against Miller based on conduct within the scope of his employment.

      10. Other than with respect to the obligations assumed in this Agreement, and in consideration of the mutual releases and covenants contained herein, ALC, on behalf of itself and its officers, directors, and employees, hereby releases and discharges Miller from any and all liability, claims, counterclaims, demands, debts, charges, liens, and causes of action of every kind and character, known or unknown, accrued or unaccrued, liquidated or unliquidated, asserted or unasserted, whether arising out of contract, tort, or otherwise, in law or in equity, arising, accruing, or based on any conduct occurring at any time prior to the date of this Agreement, including but not limited to all claims, counterclaims, and causes of action that relate in any way to Miller's employment at ALC, the Employment Agreement, or any other actual or alleged agreements or understandings between the Parties.

      11. Nothing in this Agreement or otherwise shall be deemed an admission of liability by any Party.

      12. Miller will keep the terms of this Agreement confidential and will not disclose the terms hereof other than to his attorney, accountant, tax adviser, or as required by law.

      13. Except as provided otherwise in Section 17(b) of the Employment Agreement and herein, any and all disputes or controversies arising out of or relating to this Agreement, shall be resolved by arbitration at the office of the American Arbitration Association nearest to ALC's executive offices at such time before a panel of one arbitrator under the then existing rules and regulations of the American Arbitration Association. The arbitrator will be chosen by mutual agreement by Miller and ALC. The parties agree that in any such arbitration, the arbitrator shall not have the power to reform or modify this Agreement in any way and to that extent their


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powers are so limited. The determination of the arbitrator shall be final and binding on the parties hereto and judgment on it may be entered in any court of competent jurisdiction. Except as required by law or as determined to be appropriate disclosure by ALC under applicable securities laws or stock exchange regulations, neither ALC nor Miller shall issue any press release or make any statement which is reasonably foreseeable to become public with respect to any arbitration or dispute between the parties without receiving the prior written consent of the other party to the content of such press release or statement. ALC and Miller shall share the cost of the arbitration proceeding equally. The arbitrator shall not have discretion to award the prevailing party its costs, fees, and expenses incurred in enforcing the terms of this Agreement.

      14. The Parties agree to use their best efforts to develop a public announcement of Miller's separation of employment with ALC and agree not to disparage each other. The Parties understand that ALC has the responsibility and the authority to issue a public announcement even absent an agreement on its precise language. The announcement will be placed in Miller's personnel file for use in response to reference inquiries. Miller agrees to cooperate and assist ALC in effecting a smooth transition. In addition, in the event that ALC shall request that Miller be available to assist ALC or testify in connection with any legal proceedings following the Separation Date, ALC shall reimburse Miller for his reasonable out-of-pocket expenses incurred in connection therewith.

      15. If any term or provision of this Agreement is deemed to be unenforceable or void for any reason, including reasons of overbreadth, unconscionability, illegality, overreaching, or otherwise, all other terms and provisions of this Agreement shall remain valid and enforceable according to their terms.


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      16. This Agreement shall be construed and enforced according to Oregon law and shall be interpreted without reference to which Party is the "drafter" of the document.

      17. This Agreement may be executed in counterparts and, when so executed, the counterparts together shall constitute a single entire Agreement. A facsimile signature shall have the same effect as an original.

      18. This Agreement constitutes the entire agreement of the Parties with respect to the subject matter hereof and cannot be modified or amended except in writing signed by each of the Parties. Except as provided herein, this Agreement supercedes and replaces all prior representations, statements, promises, commitments, and agreements between the Parties whether oral or written, expressed or implied, and related to any subject matter.

      19. For purposes of this Agreement, ALC shall be defined to include the Released Parties.

      20. Miller acknowledges and agrees that: (a) he has read this Agreement, understands its contents and agrees to its terms and conditions of his own free will; (b) he has reviewed this Agreement with an attorney prior to signing; (c) he has had sufficient time to consider the Agreement prior to signing; (d) the Agreement was negotiated freely and fairly between the Parties; (e) he has twenty-one (21) days in which to decide whether to sign this Agreement; and (f) after he signs this Agreement, he will have seven (7) days to decide whether to revoke this Agreement.


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      Agreed to this _____ day of April, 2002.


                                       Assisted Living Concepts, Inc.

                                       By:   /s/ Steven L. Vick
---------------------------------            -----------------------------------
Drew Q. Miller
                                       Its:  President/CEO
                                             -----------------------------------


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